Exhibit 99.1

February 27, 2013

Michael D. Fascitelli

c/o Vornado Realty Trust

888 Seventh Avenue

New York, New York 10016.

Dear Mike:

I write to confirm our conversations concerning your decision to step down from your operational responsibilities with Alexander’s Inc. (“Alexander’s”).  You are resigning as President of Alexander’s effective as of April 15, 2013 (the “Effective Date”).  You will remain on the Alexander’s Board of Directors through your current term that will expire at the Alexander’s annual meeting in May 2013.  As is customary in executive departure arrangements, Alexander’s has prepared the enclosed Waiver and Release.

This Agreement and the enclosed Waiver and Release set forth the entire agreement between Alexander’s and you in respect of the subject matter contained herein and supersede any prior agreements.

Please confirm by returning to me the enclosed copy of this letter, signed in the place provided, that you have knowingly and voluntarily decided to accept and agree to the foregoing.

Very truly yours,

/s/ Steven Roth

Steven Roth

Chairman and Chief Executive Officer,

Alexander’s Inc.

I SO AGREE AND CONFIRM:

/s/ Michael D. Fascitelli

Michael D. Fascitelli

Dated: February 27, 2013